                            SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934
                              (Amendment No.    )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]
Check the appropriate box:
[   ]    Preliminary Proxy Statement
[   ]    Confidential, for Use of the Commission Only (as permitted by
         Rule 1a-6(e)(2))
[ X ]    Definitive Proxy Statement
[   ]    Definitive Additional Materials
[   ]    Soliciting Material Pursuant to Section  240.14a-11(c) or
         Section 240.14a-12

                           SUN COAST INDUSTRIES, INC.
                (Name of Registrant as Specified In Its Charter)

                           SUN COAST INDUSTRIES, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[ X ]    $125 per Exchange Act Rule 14a-6(i)(1).
[   ]    $500 per each party to the controversy pursuant to Exchange Act
         Rule 14a-6(i)(3).
[   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.
         1) Title of each class of securities to which transaction applies:

                 ---------------------------------------------------------------
         2)      Aggregate number of securities to which transaction applies:

                 ---------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

                 ---------------------------------------------------------------
         4)      Proposed maximum aggregate value of transaction:

                 ---------------------------------------------------------------
         5)      Total Fee Paid:

                 ---------------------------------------------------------------

[    ]   Fee paid previously with preliminary materials.

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[   ]    Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)      Amount Previously Paid:

                 ---------------------------------------------------------------
         2)      Form, Schedule or Registration Statement No.:

                 ---------------------------------------------------------------
         3)      Filing Party:

                 ---------------------------------------------------------------
         4)      Date Filed:

                 ---------------------------------------------------------------

                           SUN COAST INDUSTRIES, INC.

          This Proxy is solicited on behalf of the Board of Directors

         The undersigned hereby appoints Cynthia R. Morris and Eddie M. Lesok, and either of them, Proxies for the undersigned, with the power of substitution in each, to vote all shares of Common Stock of the undersigned in Sun Coast Industries, Inc. with all the powers that the undersigned would have if personally present, at the Annual Meeting of Shareholders of Sun Coast Industries, Inc. to be held at the Westin Galleria, 13340 Dallas Parkway, Dallas, Texas on Friday, December 6, 1996 at 10:00 a.m., local time and at any and all adjournments thereof.


         (CONTINUED AND TO BE VOTED, SIGNED AND DATED ON REVERSE SIDE)


[x]      Please mark your votes as in this example.

1. To elect seven directors to hold office until the next Annual Meeting of Shareholders.

    [ ]  FOR all nominees listed at right             [ ]  WITHHOLD AUTHORITY
        (except as marked to the contrary at right)
                                                           NOMINEES:

                                                           H. Stephen Bartlett
                                                           James D. Ireland III
                                                           Eddie M. Lesok
                                                           James H. Miller
                                                           James R. Parish
                                                           Arno F. Pirkau
                                                           Stephen P. Smiley

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS SET FORTH ABOVE.

(PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.)


SIGNATURE                                     DATE
          ----------------------------------      -----------------------------

SIGNATURE                                     DATE
          ----------------------------------      -----------------------------
           IF HELD JOINTLY

NOTE: (Please sign exactly as name appears on the proxy. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator or trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

                         SUN COAST INDUSTRIES, INC.
                               P.O. BOX 769045
                          DALLAS, TEXAS  75376-9045

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON DECEMBER 6, 1996

                       ------------------------------




To the Shareholders of Sun Coast Industries, Inc.

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Sun Coast Industries, Inc. ("Sun Coast") will be held at the Westin Galleria, 13340 Dallas Parkway, Dallas, Texas on Friday, December 6, 1996, at 10:00 A.M., local time for the following purposes:

         1.      to elect seven directors; and

         2. to consider and act upon a proposal to transact such other business as may properly come before the meeting and any adjournment or adjournments thereof.

         Only shareholders of record at the close of business on November 5, 1996 are entitled to notice of and to vote at the meeting.

         The Annual Report to Shareholders of Sun Coast for the year ended June 30, 1996 is enclosed.

                                              By Order of the Board of Directors



                                              Cynthia R. Morris, Secretary

Dallas, Texas
November 6, 1996





PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED,
SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED
STATES.

                           SUN COAST INDUSTRIES, INC.
                                P.O. BOX 769045
                           DALLAS, TEXAS  75376-9045


                           -----------------------

                               PROXY STATEMENT

                           -----------------------



                                    GENERAL

         The accompanying proxy is solicited by the Board of Directors of Sun Coast Industries, Inc. ("Sun Coast" or the "Company") for use at the Annual Meeting of Shareholders of the Company to be held at the Westin Galleria, 13340 Dallas Parkway, Dallas, Texas on Friday, December 6, 1996, at 10:00 a.m., local time, or at any adjournment or adjournments thereof. The approximate date on which this proxy statement and the accompanying proxy are first being sent to shareholders is November 6, 1996.

PROXIES

         A shareholder who executes a proxy may revoke it at any time before it is voted. Attendance at the annual meeting shall not have the effect of revoking a proxy unless the shareholder so attending shall, in writing, so notify the secretary of the meeting at any time prior to the voting of the proxy. A proxy which is properly signed and not revoked will be voted for the nominees for election as directors listed herein unless contrary instructions are given. The Board knows of no other business to come before the meeting, but if other matters properly come before the meeting, the persons named in the proxy intend to vote thereon in accordance with their best judgment.

VOTING PROCEDURES AND TABULATION

         Sun Coast will appoint one or more inspectors of election to act at the meeting and to make a written report thereof. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and to the best of their abilities. The inspectors will ascertain the number of shares outstanding and the voting power of each of such shares, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties as required by law.

         The inspectors will tabulate the number of votes cast for or withheld as to the vote on each nominee for director. Under applicable law, abstentions and broker non-votes will have no effect on the voting on the election of directors, provided a quorum is present, because directors are elected by a plurality of the shares of Common Stock present in person or by proxy at the meeting and entitled to vote. Under the rules of the New York Stock Exchange, brokers that hold shares in street name have the authority to vote on certain "routine" matters when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors.


                               VOTING SECURITIES

         The only voting security of Sun Coast outstanding is its Common Stock, par value $.01 per share. Only the holders of record of Common Stock at the close of business on November 5, 1996, the record date for the meeting, are entitled to notice of and to vote at the meeting. On the record date, there were 4,004,229 shares of Common Stock outstanding and entitled to be voted at the meeting. A majority of such shares, present in person or by proxy, is necessary to constitute a quorum. Each share of Common Stock is entitled to one vote.

                             ELECTION OF DIRECTORS

         Sun Coast's business and affairs are managed by its Board of Directors, which exercises all corporate powers of the Company and establishes broad corporate policies. Sun Coast's bylaws provide that the Board will consist of not less than three nor more than ten directors, with the actual number determined from time to time by resolution of the Board. In October 1996 the Board fixed the number at seven. At the annual meeting seven directors will be elected.

         Directors are elected by plurality vote, and cumulative voting is not permitted. All duly submitted and unrevoked proxies will be voted for the nominees for director selected by the Board, except where authorization so to vote is withheld. If any nominee should become unavailable for election for any presently unforeseen reason, the persons designated as proxies will have full discretion to vote for another person designated by the Board. Proxies cannot be voted for a greater number of persons than the number of nominees for the office of director named herein. Directors are elected to serve until the next annual meeting of shareholders and until their successors have been elected and qualified.

         The nominees of the Board for directors of Sun Coast are named below. Each of the nominees has consented to serve as a director if elected. The table below sets forth certain information with respect to the nominees. All the nominees, with the exception of Steve Bartlett, are presently directors of Sun Coast. Of the nominees who are presently directors, all, with the exception of Eddie Lesok, were elected as directors at the 1995 annual meeting. Mr. Lesok was elected a member of the Board of Directors upon the resignation of R. Carter Pate, the former President and Chief Executive Officer of the Company. Each of the nominees who is presently a director has served continuously as a director since the date of his first election to the Board in the year indicated.

H. STEPHEN BARTLETT, age 49            Mr. Bartlett is a principal shareholder
                                       and Chairman of the  Board of Meridian
                                       Products Corp. ("Meridian"), which is
                                       a privately held, custom manufacturer
                                       of injection molded plastics in Dallas,
                                       Texas . He founded Meridian in 1976.
                                       Mr. Bartlett served as Mayor of
                                       Dallas, Texas, from December 1991 to
                                       June 1995.  From 1983 to 1991, he
                                       served as a member of the U.S.
                                       Congress, representing Texas' Third
                                       Congressional District.  In March 1996,
                                       Mr. Bartlett was appointed to Fannie
                                       Mae's National Advisory Council.
                                       Since completing his service as Mayor
                                       of Dallas in June 1995, Mr. Bartlett
                                       has  principally been occupied with the
                                       business of Meridian.

JAMES D. IRELAND III, age 46,          Mr. Ireland was elected Chairman of the
director since 1989                    Board of Sun Coast in April 1996. He
                                       has been a managing director of Capital
                                       One Partners since January 1993, a
                                       privately-held merchant banking and
                                       advisory firm. Mr. Ireland is also
                                       Chairman of First Colorado Corporation,
                                       an owner of natural resource projects
                                       and real estate properties, and
                                       Terresolve Technologies Ltd., a
                                       manufacturer of environmentally friendly lubricant products. He is also a director of Cleveland-Cliffs, Inc., the largest North American producer of iron ore, and numerous privately held companies.

EDDIE M. LESOK, age 48, director       Mr. Lesok was elected President, Chief
director since April 1996              Executive Officer and a director of Sun
                                       Coast in April 1996. From September 1995 until April 1996, Mr. Lesok was self-employed. Mr. Lesok was Chairman of the Board and Chief Executive Officer of Color Tile, Inc. from 1988 until
                                       September 1995.  Prior to 1988, he
                                       held other executive positions at Color
                                       Tile, Inc.  In January 1996 Color Tile,
                                       Inc., filed a petition for protection
                                       under Chapter XI of the Federal
                                       Bankruptcy Act.

JAMES H. MILLER, age 70,               Mr. Miller, who retired in June 1992
director since 1988                    as President of Sun Coast, served as
                                       interim President from February to April
                                       1996.  He was elected a director and
                                       Chief Operating Officer in 1988 and
                                       President in 1989.  Mr. Miller had
                                       been employed since 1950 by the
                                       subsidiary that today consists of
                                       Sun  Coast's Chemical, Consumer
                                       Products and Foodservice Divisions
                                       and had served as its President and
                                       Chief Executive Officer since 1983.

JAMES R. PARISH, age 50,               Mr. Parish has been President and sole
director since 1994                    shareholder of Parish Partners, Inc., a
                                       privately-held investment, merchant
                                       banking and advisory firm, since April
                                       1991.  Mr. Parish is also a director of
                                       several privately held firms, all
                                       primarily in the food service and
                                       hospitality business.  From 1983 until
                                       1991, Mr. Parish was Executive Vice
                                       President, Chief Financial Officer,
                                       Treasurer and  a director of Chili's,
                                       Inc. (now named Brinker International),
                                       a publicly held restaurant company.
                                       Mr. Parish held executive and financial
                                       positions with several companies in the
                                       investment banking, commodity-
                                       processing, food and beverage, and oil
                                       and gas industries prior to his
                                       employment by Brinker International.  In
                                       February 1995, Mr. Parish agreed to
                                       serve as Chairman of the Board of
                                       Directors of Sfuzzi, Inc., a Dallas-
                                       based restaurant company which
                                       in August 1995 filed a petition for
                                       protection under Chapter XI of the
                                       Federal Bankruptcy Act.  A plan of
                                       reorganization  permitting Sfuzzi,
                                       Inc. to emerge from Chapter XI was
                                       confirmed in October 1996.

ARNO F. PIRKAU, age 54,                Mr. Pirkau is President and General
director since 1982                    Manager of the Company's Closures
                                       Division.  He is a co-founder of Sun
                                       Coast and has been an Executive Vice
                                       President since 1988.  From the Closure
                                       Division's inception until 1988, he was
                                       its Vice President of Manufacturing.  In
                                       1988 he was promoted to Executive
                                       Vice President.  In 1991 he
                                       additionally became the Closure
                                       Division's General Manager and in 1993
                                       he was elected its President.

STEPHEN P. SMILEY, age 47,             Mr. Smiley served as Chairman of the
director since 1992                    Board of Sun Coast from September 1992
                                       until April 1996.  He is Executive Vice
                                       President of Hunt Financial Corporation.
                                       From 1991 until joining Hunt in
                                       1996, he was President of Cypress
                                       Capital Corporation, a private
                                       investment firm.  Prior to 1991, Mr.
                                       Smiley was involved in venture capital
                                       and leveraged buyout activities of
                                       Citicorp in New York and Dallas, Texas
                                       for 15 years.  Mr. Smiley is a director
                                       of Dynamex, Inc., a public company
                                       engaged in the courier business, and of
                                       Ergo Science Corporation, a public
                                       company engaged in the bio-pharmaceutical business.

         There is no family relationship between any of the nominees or between any of the nominees and any executive officer of the Company.


            ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS

         During fiscal year 1996, the Board held 15 meetings. Each director attended at least 75% of the meetings of the Board and the committees of which such director was a member. The Board's committees include audit, compensation, and stock option committees. The current members of those committees, number of meetings held by each committee in fiscal 1995 and a brief description of the functions performed by each committee are set forth below:

                 Audit Committee (2 meetings).  James D. Ireland III and James
         R. Parish. The primary responsibilities of the audit committee are to review with the Company's auditors, the scope of the audit procedures to be applied in the conduct of the annual audit and the results of the annual audit.

                 Compensation Committee (1 meeting). James D. Ireland III and Stephen P. Smiley. The primary responsibilities of the compensation committee are to review and recommend to the Board the setting of the compensation levels of the executive officers of the Company, including those officers who are also directors, and to oversee compensation of the officers of the Company's subsidiaries.

                 Stock Option Committee (1 meeting). James D. Ireland III and Stephen P. Smiley. The stock option committee administers the Company's employee stock option plans, including the 1994 Long-Term Incentive Plan, and, in accordance with Rule 16b-3 of the Securities Exchange Act of 1934, makes the final determination regarding grants of stock options, restricted shares and other stock based awards to eligible employees.

         Compensation Committee Interlocks and Insider Participation. The current members of the compensation committee identified above were the only persons who served on the committee during 1996. Mr. Smiley was the Chairman of the Board of the Company, until April 1996 when Mr. Ireland was elected as the Chairman.

COMPENSATION OF DIRECTORS

         Fees and Expenses; Other Arrangements. In fiscal 1996, all directors of the Company, except those who were full time employees, were entitled to reimbursement of out-of-pocket expenses in connection with attendance at Board Meetings, plus fees of generally $500 per meeting ($200 for some meetings) and $1,000 per month.

         Beginning in December 1993, Mr. Smiley, as Chairman of the Board, began receiving additional compensation at a rate of $50,000 per year. In fiscal 1996, in addition to director's fees of $12,600, he received $29,167 as compensation for serving as Chairman of the Board. Beginning in May 1996, Mr. Ireland, as the new Chairman of the Board, began receiving compensation of $50,000 per year in addition to director's fees. In fiscal 1996 he received $8,333 for serving as Chairman of the Board, in addition to director's fees of $17,600. Mr. Miller served as interim President and CEO from February 1996 through April 1996, for which he received a salary of $40,000 in addition to director's fees in fiscal 1996 of $12,300.

         Director Stock Options. At the 1994 Annual Meeting, shareholders approved the 1994 Director Stock Option Plan, pursuant to which each newly elected nonemployee director shall be granted an option to purchase 1,000 shares of Common Stock and each nonemployee director and the Chairman of the Board will receive an option to purchase 500 shares of Common Stock on June 30, each year. The options under the plan are granted at fair market value on the grant date and become exercisable, subject to certain conditions, in five equal annual installments on the first five anniversaries of the grant date and terminate ten years from the grant date, unless terminated sooner. Pursuant to the plan, on June 30, 1996 Messrs. Ireland, Miller, Parish and Smiley each received options to purchase 500 shares of Common Stock at $4.25 per share.

                               EXECUTIVE OFFICERS

         Sun Coast's executive officers are as follows:

       NAME                                         OFFICE HELD                                              SINCE
       ----                                         -----------                                              -----
 James D. Ireland III                 Chairman of the Board                                                 1996 (1)

 Eddie M. Lesok                       President and Chief Executive Officer                                 1996 (1)

 Arno F. Pirkau                       Executive Vice President                                              1988 (1)

 Cynthia R. Morris                    Executive Vice President, Chief Financial Officer, Treasurer and      1993
                                      Secretary


-----------------

(1) Member of the Board of Directors. See "Election of Directors" above for more information.

         Ms. Morris, age 42, has held her office since September 1993. From July 1991 until September 1993 she was an Audit Partner in the public accounting firm of Price Waterhouse LLP, where she began her career in 1980. Ms. Morris was the partner-in-charge of the Mergers and Acquisitions Group of Price Waterhouse in Dallas. At Price Waterhouse she served retail, franchising and manufacturing clients.


                             PRINCIPAL SHAREHOLDERS

         As of October 1, 1996, the following are the only persons known to the Company to be the beneficial owners of more than five percent of the Common
Stock:

                          NAME AND ADDRESS OF                               TOTAL NUMBER OF SHARES          PERCENT
                           BENEFICIAL OWNER                                   BENEFICIALLY OWNED            OF CLASS
                           ----------------                                   ------------------            --------
 James M. Hoak . . . . . . . . . . . . . . . . . . . . . . . . . . .              381,209(1)                  9.5%
     13355 Noel Road, Suite 1350
     Dallas, Texas 75240

 Pioneering Management Corporation . . . . . . . . . . . . . . . . .              394,300(2)                  9.8%
     60 State Street
     Boston, Massachusetts 02114

 Manning & Napier Advisors, Inc. . . . . . . . . . . . . . . . . . .              393,800(3)                  9.8%
     1100 Chase Square
     Rochester, New York  14604

 Wellington Management Company . . . . . . . . . . . . . . . . . . .              238,100(4)                  5.9%
     75 State Street
     Boston, Massachusetts  02109


-----------------

(1) Includes 9,149 shares, of which Mr. Hoak disclaims beneficial ownership, owned by his wife.

(2) Beneficial ownership of such shares reported in a Schedule 13G filed by Pioneering Management Corporation, a registered investment advisor, with respect to its beneficial ownership of the Company's Common Stock. Pioneering Management Corporation has sole voting and dispositive power with respect to such shares.

(3) Beneficial ownership of such shares reported in a Schedule 13G filed by Manning & Napier Advisors, Inc., a registered investment advisor, with respect to its beneficial ownership of the Company's Common Stock. Manning & Napier Advisors, Inc. has sole voting and dispositive power with respect to such shares.

(4) Beneficial ownership of such shares reported in a Schedule 13G filed by Wellington Management Company, a registered investment advisor and a parent holding company, with respect to its beneficial ownership of the Company's Common Stock. Wellington Management Company has shared voting power with respect to 43,100 shares and shared dispositive power with respect to 238,100 shares.

                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth as of October 1, 1996 the beneficial ownership of Common Stock (the only equity securities of the Company presently outstanding) by each director and nominee for director of the Company, each named executive listed in the Summary Compensation Table and all directors and executive officers of the Company as a group.

                                                                                  COMMON STOCK
                                                                               BENEFICIALLY OWNED
                                                                     ---------------------------------------
                                                                         NUMBER                 PERCENT OF
NAME                                                                    OF SHARES                 CLASS
----                                                                 ---------------         ---------------
Directors

H. Stephen Bartlett . . . . . . . . . . . . . . . . . . . . . .             --                         --
James D. Ireland III  . . . . . . . . . . . . . . . . . . . . .         61,938 (1)                   1.5%(1)
Eddie M. Lesok  . . . . . . . . . . . . . . . . . . . . . . . .            500                         --
James H. Miller . . . . . . . . . . . . . . . . . . . . . . . .        102,630 (2)                   2.5%(2)
James R. Parish . . . . . . . . . . . . . . . . . . . . . . . .          4,478 (3)                   0.1%(3)
Arno F. Pirkau  . . . . . . . . . . . . . . . . . . . . . . . .        101,628 (4)                   2.5%(4)
Stephen P. Smiley . . . . . . . . . . . . . . . . . . . . . . .          3,378 (5)                   0.1%(5)

Named Executive Officers (excluding
  any director named above)

Cynthia R. Morris . . . . . . . . . . . . . . . . . . . . . . .         54,500 (6)                   1.3%(6)

All directors and executive
  officers as a group (7 persons) . . . . . . . . . . . . . . .        329,052 (7)                   7.9%(7)

-----------------

(1) Includes (i) 1,989 shares, of which Mr. Ireland disclaims beneficial ownership, owned by his wife, (ii) 1,990 held in custodial accounts for the benefit of his minor children and (iii) 900 shares with respect to which Mr. Ireland has the right to acquire beneficial ownership upon exercise of currently exercisable options (the percentage is calculated on the basis that such shares are declared outstanding).

(2) Includes 40,900 shares with respect to which Mr. Miller has the right to acquire beneficial ownership upon exercise of currently exercisable options and the percentage is calculated on the basis that such shares are deemed outstanding.

(3) Includes 500 shares with respect to which Mr. Parish has the right to acquire beneficial ownership upon exercise of currently exercisable options and the percentage is calculated on the basis that such shares are deemed outstanding.

(4) Includes 51,200 shares with respect to which Mr. Pirkau has the right to acquire beneficial ownership upon exercise of currently exercisable options and the percentage is calculated on the basis that such shares are deemed outstanding.

(5) Includes 900 shares with respect to which Mr. Smiley has the right to acquire beneficial ownership upon exercise of currently exercisable options and the percentage is calculated on the basis that such shares are deemed outstanding.

(6) Includes 53,500 shares with respect to which Ms. Morris has the right to acquire beneficial ownership upon exercise of currently exercisable options and the percentage is calculated on the basis that such shares are deemed outstanding.

(7) Includes 147,900 shares with respect to which such persons have the right to acquire beneficial ownership upon exercise of currently exercisable options and the percentage is calculated on the basis that such shares are deemed outstanding.

                             EXECUTIVE COMPENSATION

         The Compensation Committee Report appearing below and the information presented herein under the caption "Executive Compensation -- Performance Graph" shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission ("SEC") or subject to the SEC's proxy rules, except for the required disclosure herein, or to the liabilities of
Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), and such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Exchange Act or under the Securities Act of 1933.


               REPORT OF THE COMPENSATION COMMITTEE AND THE STOCK
                                OPTION COMMITTEE


To the Shareholders of
Sun Coast Industries, Inc.:

         The compensation committee of the Board of Directors currently consists of James D. Ireland III and Stephen P. Smiley. The committee makes recommendations to the Board concerning the compensation of Sun Coast's executive officers and oversees compensation of the officers of the Company's subsidiaries. In administering Sun Coast's compensation program, the compensation committee recommends grants of stock options to Sun Coast's stock option committee, which also currently consists of Messrs. Ireland and Smiley. In accordance with the terms of each the Company's employee stock option plans, including the 1994 Long-Term Incentive Plan, the Board has selected the stock option committee to administer those plans and, in accordance with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), make the final determination regarding grants of stock options, restricted shares and other stock based awards to eligible employees.

COMPENSATION PHILOSOPHY

         The compensation philosophy that is applicable to Sun Coast's executive officers conforms to the compensation philosophy applicable to the Company's employees generally. Sun Coast's compensation program is designed to:

o provide compensation comparable to that offered by companies with similar businesses, allowing Sun Coast to attract, retain and motivate competent employees who have the ability and experience to contribute materially to its long-term success;

o provide compensation relative to, and differentiated by, the individual employee's performance;

o provide incentive compensation that varies directly with both Company performance and the individual employee's contribution to that performance; and

o provide an appropriate linkage between compensation and the creation of shareholder value through awards tied to the Company's performance and through facilitating employee stock ownership.

EXECUTIVE OFFICERS' COMPENSATION PROGRAM

         The Company's executive officers' compensation program is comprised of base salary, annual performance bonus, long-term incentive compensation (traditionally in the form of stock options, although the 1994 Long-Term Incentive Plan permits other stock-based awards) and various benefits, including medical benefits and a profit sharing and savings plan, which are generally available to all employees of the Company. During fiscal 1995 the Committee retained a compensation consultant to evaluate the Company's compensation programs and make recommendations for their refinement.

BASE SALARY

         The compensation committee reviewed the salaries of Sun Coast's executive officers in fiscal 1995. The Committee made salary decisions about the executive officers based upon the elements of its compensation philosophy set forth above. First, salaries were competitively set relative to other companies in the same industry and other companies of comparable size. Second, the compensation committee considered the performance of the individual executive officers with respect to the areas of his or her responsibility, including an assessment of the value of each to the Company. Third, internal equity among employees was factored into the decision. Finally, the compensation committee considered the Company's financial performance and its ability to absorb any increases in salaries.

ANNUAL PERFORMANCE BONUS

         Each executive officer, including the Chief Executive Officer, is eligible to receive an annual performance bonus award. These bonuses are paid pursuant to a bonus pool formula established in advance of each fiscal year. The formula recognizes Company earnings results, budget projections and trends in both Company financial results and United States industrial compensation practices. Maximum dollar ceilings are defined for each executive officer, tied to performance goals.

STOCK OPTION AWARDS

         From time to time, the stock option committee has granted options under plans to its executive officers to align the officers' interests with those of the shareholders. Under the 1994 Long-Term Incentive Plan, the stock option committee may grant to Sun Coast's executive officers stock options, restricted stock and other stock based awards. In general, stock based awards are granted on an annual basis if warranted by the Company's growth and profitability. The compensation committee and stock option committee believe that stock options and stock based awards encourage the recipients to enhance the value of the Common Stock throughout the option or award period by continually improving the Company's performance. The compensation committee, in formulating its recommendations to the stock option committee, and the stock option committee, in granting options or other stock based awards to an executive officer, evaluate the Company's overall financial performance for the year, the desirability of long-term service from the officer and the size of grants to executives with similar responsibilities at other companies. To encourage long-term performance, options typically vest over a five-year period and remain outstanding for ten years.

CHIEF EXECUTIVE OFFICER COMPENSATION

         In April 1996, Eddie Lesok began his service to Sun Coast as Chief Executive Officer upon the resignation of R. Carter Pate. In setting the compensation for the Chief Executive Officer, the compensation committee reviewed an analysis of the compensation levels of executives at comparable publicly traded plastics manufacturing companies. This analysis included information regarding base salary, bonus, stock option grants and overall market performance of these companies. The compensation committee also had recommendations from management and information available from the executive compensation study performed by the Company's compensation consultant which presented market averages for various executive level positions.


                                        THE COMPENSATION AND STOCK OPTION
                                                  COMMITTEES

                                              James D. Ireland III
                                                Stephen P. Smiley

         The following table summarizes the compensation during the past three years of the Sun Coast executive officers whose compensation exceeded $100,000 during the fiscal year ended June 30, 1996.


                           SUMMARY COMPENSATION TABLE


                                                                                      Long Term
                                                                                     Compensation
                                                                                     ------------
                                             Annual Compensation                        Awards
                                -------------------------------------------------------------------
                                                                                      Securities
        Name and                                                                      Underlying
        Principal                                                Other Annual          Options                  All Other
        Position          Year     Salary        Bonus           Compensation       (no. of shares)           Compensation
        ---------         ----  ------------    -------          ------------       ---------------           ------------
 Eddie M. Lesok  . . . .  1996   $ 46,462       $ 15,000         $1,340 (2)            100,000                $     -0-
   President and Chief
   Executive Officer of
   Sun Coast(1)

 R. Carter Pate  . . . .  1996   $140,000       $  -0-           $4,200 (2)              -0-                  $ 354,070 (3)
   President and Chief    1995   $240,000       $ 40,000         $7,200 (2)             10,000                $   6,696 (3)
   Executive Officer of   1994   $200,000       $ 40,000         $7,200 (2)             25,000                $     763 (3)
   Sun Coast

 Arno F. Pirkau  . . . .  1996   $144,000       $ 60,000         $7,800 (2)              -0-                  $  13,105 (4)
   Executive Vice         1995   $144,000       $ 40,000         $8,294 (2)              5,000                $   5,023 (4)
   President of Sun       1994   $123,878       $ 51,458         $7,380 (2)             10,000                $   9,969 (4)
   Coast and President
   of Sun Coast
   Closures, Inc.

 Cynthia R. Morris . . .  1996   $160,000       $225,000(5)      $7,200 (2)             20,000                $   1,000 (6)
   Executive Vice         1995   $160,000       $ 20,000         $  -0-                  7,500                $   2,400 (6)
   President, Chief       1994   $104,166       $ 24,000         $  -0-                 60,000                $     276 (6)
   Financial Officer,
   Treasurer and
   Secretary of
   Sun Coast

--------
(1) Mr. Lesok was elected President and Chief Executive Officer of Sun Coast in April 1996, at an annual salary of $240,000 with bonus provisions for achieving target results.

(2) The Company pays car allowances of $600 per month to each of Mr. Lesok and Ms. Morris and $650 per month to Mr. Pirkau and paid various other auto expenses for Mr. Pirkau. The Company paid Mr. Pate a $600 per month car allowance prior to his resignation in February 1996.

(3) In fiscal 1996 this amount consisted of (a) $350,000 in severance pay and (b) club dues, profit-sharing match and other perquisites of $4,070. See "--Severance and Change of Control Arrangements." In fiscal 1995 and 1996, these amounts consisted of $0 and $289, respectively, of Company contributions to a defined contribution plan and club dues, profit sharing match and other perquisites of $6,696 and $474, respectively.

(4) These amounts consisted in fiscal years 1996, 1995 and 1994 of Company contributions to a defined contribution plan of $0, $0 and $9,042, respectively, and term life insurance premiums, club dues, profit sharing match and other perquisites of $13,105, $5,023 and $927, respectively.

(5) This amount was paid pursuant to a Retention Bonus Agreement. See "-- Severance and Change of Control Arrangements."

(6) In fiscal 1996 this amount consisted of $1,000 of profit sharing match. See "Certain Transactions." In fiscal 1995 and 1994, this amount represents profit sharing match.


        The following table sets forth certain information with respect to options to purchase Common Stock granted during the fiscal year ended June 30, 1996 to each of the named executive officers. No SARs were granted during fiscal 1996.

                       OPTION GRANTS IN FISCAL YEAR 1996

                                                                                                 Grant Date
                                       Individual Grants                                          Value (1)
 ---------------------------------------------------------------------------------------------    ---------
                      Number of Securities     % of Total Options
                       Underlying Options     Granted to Employees     Exercise
                             Granted                   in                Price     Expiration    Grant Date
        Name             (no. of shares)           Fiscal Year          ($/Sh)        Date      Present Value
        ----            -----------------    ----------------------   ----------   ----------   -------------
 Eddie M. Lesok           100,000                     82.0%              $5.00     06/03/2006     $334,000
 R. Carter Pate             -0-                        --                --            --            --
 Arno F. Pirkau             -0-                        --                --            --            --
 Cynthia R. Morris         20,000                     16.4%              $5.375    02/12/2006     $ 67,400

--------
(1) The "grant date present value" shown is a hypothetical value based upon application of the "Black-Scholes" model which often is used to estimate the market value of transferable options by calculating the probability, based on the volatility of the stock subject to the options, that the stock price will exceed the option exercise price at the end of the option term. The Company's stock options are not transferable and, the Black-Scholes estimate notwithstanding, an option granted under the Stock Option Plan will have value to the optionee only if and to the extent the market price of the Company's stock rises above the market price on the date the option was granted.


        The following table sets forth certain information with respect to the exercise of options to purchase Common Stock during the fiscal year ended June 30, 1996, and unexercised options held at June 30, 1996, by each of the named executive officers. None of the executive officers has been granted SARs.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1996
                            AND FY-END OPTION VALUES


                                                                       Number of Unexercised     Value of Unexercised
                                                                              Options          In-the-Money Options at
                                                                            at 6/30/96                6/30/96(1)
                                                                           Exercisable/
                       Shares Acquired                                     Unexercisable             Exercisable/
 Name                     on Exercise          Value Realized             (no. of shares)           Unexercisable
 ----                     -----------          --------------             ---------------           -------------
 Eddie M. Lesok              -0-              $   -0-                       -0-/100,000               $-0-/$-0-

 R. Carter Pate              -0-              $   -0-                         -0-/-0-                 $-0-/$-0-

 Arno F. Pirkau             6,000             $ 3,750                      51,200/12,000              $-0-/$-0-

 Cynthia R. Morris           -0-              $   -0-                      45,500/42,000              $-0-/$-0-

------------
(1) The high sales price per share on June 28, 1996 was $4.25 as reported by the New York Stock Exchange.

CHANGE OF CONTROL ARRANGEMENTS

        The Company has entered into Severance Agreements with Mr. Lesok,
Mr. Pirkau and Ms. Morris.  The purpose of the Agreements is to induce these
key employees   to remain in the employment of the Company and to assure it of both present and future continuity of services by the employees in the event of any actual or threatened change of control of the Company. The Severance Agreements provide severance pay and continuation of certain benefits should the Company or any successor terminate the executive's employment for any reason other than "cause", or should the executive terminate his or her employment for "good reason" within one year following a Change of Control. Upon any such termination, the executive would be entitled to receive his or her base annual salary multiplied by a fraction (the "Employment Term Factor"), the numerator of which is the sum of twelve plus the number of years the executive has served with the Company, and the denominator of which is twelve. An executive's base annual salary is defined as the greater of (i) the executive's annual salary on the date of the earliest Change of Control to occur during the eighteen months prior to the executive's termination or (ii) the executive's annual salary on the date of the executive's termination, plus any bonuses or special incentive payments received in the prior twelve months.

        Generally, a "Change of Control" will be deemed to have occurred with respect to the Severance Agreements in any of the following circumstances:

        (i) the individuals serving as directors of the Company as of August 8, 1995, and those replacements or additions subsequently approved by a majority vote of such directors, cease to make up at least 51% of the Board;

        (ii) a merger, consolidation or reorganization in which the shareholders of the Company prior to such merger, consolidation or reorganization ultimately own 50% or less of the merged, consolidated or reorganized company; or

        (iii) a liquidation or dissolution of the Company or disposition of all or substantially all of the Company's assets.

        In August 1995 the Company entered into a Severance Agreement with
Mr. Pate, formerly President, Chief Executive Officer and director of the Company, on substantially the same terms as the Severance Agreements with Mr. Lesok, Mr. Pirkau and Ms. Morris. Upon Mr. Pates's resignation in February 1996, the Company paid Mr. Pate a severance amount equal to that provided under the "termination without cause" provision of his Severance Agreement -- approximately $325,000.

        In March 1996 the Company entered into a Retention Bonus Agreement with Ms. Morris, following a determination by the Board of Directors that it was in the best interest of the Company to assure that the Company would have her continued dedication following Mr. Pate's resignation and during the transition to a new Chief Executive Officer. Pursuant to the terms of the agreement, Ms. Morris received compensation of $225,000 additional to her salary on September 30, 1996.

        The Company's 1994 Long-Term Incentive Plan contains certain "changes of control" provisions which are applicable to awards issued under this plan. The committee designated to administer the 1994 Long-Term Incentive Plan is required to take action with respect to outstanding awards under the plan in the event of any of the following: (i) the merger, consolidation or other reorganization of the Company in which the outstanding Common Stock is converted into or exchanged for a different class of securities of the Company, a class of securities of any other issuer, cash or other property; (ii) the sale, lease or exchange of all or substantially all of the assets of the Company to another entity; (iii) the adoption by the shareholders of the Company of a plan of liquidation and dissolution; (iv) the acquisition by any person or entity of beneficial ownership of more than 20% of the Company's outstanding capital stock; or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board. In such events, the Committee may (i) accelerate the vesting of awards, (ii) require surrender of awards in exchange for payment based on the terms of the awards or (iii) make such other adjustments to such awards as the Committee deems appropriate to reflect the corporate change. In such events, the committee may (i) accelerate the vesting of awards under the plan, (ii) require surrender of awards in exchange for payment based on the terms of the awards or (iii) make such other adjustments to such awards as the committee deems appropriate to reflect the corporate change.

        The Company's Bylaws, as amended, provide for mandatory indemnification of and advancement of expenses to officers and directors, including former directors and officers, of the Company in circumstances involving a "change of control." The Company has entered into separate agreements with each of its officers and directors which embody these indemnification provisions.

PERFORMANCE GRAPH

        The following graph compares the cumulative total return on the Common Stock during the past five years with the average cumulative total return during the same period on the stocks which comprise the Dow Jones Equity Market Index and the Industrial Sector, Containers and Packaging. The Dow Jones Equity Market Index is comprised of 700 United States companies in the industrial, transportation, utilities and financial industries, weighted by market capitalization. The graph assumes that $100 was invested on June 30, 1991, in the Company's Common Stock and in the other indices, and that all dividends were reinvested and are weighted on a market capitalization basis at the time of each reported data point. The stock price performance shown below is not necessarily indicative of future price performance.


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
           SUN COAST INDUSTRIES, INC., DOW JONES EQUITY MARKET INDEX
                AND INDUSTRIAL SECTOR, CONTAINERS AND PACKAGING
                         JUNE 30, 1991 -- JUNE 30, 1996



===================================================================================================================
                               6/28/91        6/30/92       6/30/93       6/30/94        6/30/95        6/28/96
===================================================================================================================
Dow Equity Market Index        100.00        114.33          131.15       132.41         166.63         211.83
-------------------------------------------------------------------------------------------------------------------
Containers & Packaging         100.00        115.64          111.49       113.48         141.79         141.34
-------------------------------------------------------------------------------------------------------------------
Sun Coast Industries, Inc.     100.00        267.86          514.29       617.86         435.71         192.86
===================================================================================================================

                              CERTAIN TRANSACTIONS

  During fiscal 1994 the Company on a non-recourse basis loaned R. Carter Pate, formerly President, Chief Executive Officer and a director of the Company, and Cynthia R. Morris, an Executive Vice President and Chief Financial Officer of the Company, $100,000 and $50,000, respectively, to make open market purchases of Common Stock. The Common Stock so purchased secured the loans. In December 1995 the Company cancelled the loans in exchange for the Common Stock purchased with the loans.

  On January 15, 1996 the Company loaned Mr. Pirkau $33,000 to exercise options to purchase Common Stock. This loan, made on a recourse basis, was made at an interest rate equal to the Company's cost of funds.


                         COMPLIANCE WITH SECTION 16(a)

  Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and any persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission and the New York Stock Exchange reports of ownership and changes in ownership of the Common Stock. Officers, directors and greater than 10% shareholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of these reports furnished to the Company or written representations that no other reports were required, the Company believes that, during fiscal 1995, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that reports on Form 5 of grants of stock options to Mr. Lesok and Ms. Morris were inadvertently filed late.


                                    AUDITORS

  KPMG Peat Marwick LLP, which has served as the Company's independent public accounts since 1991, has been selected to audit the financial statements of the Company for the year ended June 30, 1997. This selection will not be submitted to shareholders for ratification or approval. The representatives of KPMG Peat Marwick LLP are expected to be present at the meeting to respond to appropriate questions from the shareholders and will be given the opportunity to make a statement should they desire to do so.

                                 OTHER MATTERS

  Proposals which shareholders intend to present at the 1997 Annual Meeting of Shareholders must be received by Sun Coast no later than August 6, 1997, to be eligible for inclusion in the proxy material for the meeting.

  The management is not aware of any matters not referred to in the attached Notice of Meeting which will be presented for action at the meeting. If any other matters properly come before the meeting, it is intended that the shares represented by the proxy will be voted with respect thereto in accordance with the judgment of the persons voting them.

                                        By Order of the Board of Directors



                                        Cynthia R. Morris, Secretary